UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

INTERVOICE, INC.

(Name of Registrant as Specified In Its Charter)

DAVID W. BRANDENBURG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following Notice of Nomination and Proposed Business for the 2007 Annual Meeting of Shareholders of Intervoice, Inc. was sent to Intervoice on May 30, 2007

DAVID W. BRANDENBURG

401 NORTH POINT ROAD, NO. 1002

OSPREY, FL 34229

(214) 498-1000

May 30, 2007

VIA OVERNIGHT COURIER

AND FACSIMILE TRANSMISSION

Intervoice, Inc.

17811 Waterview Parkway

Dallas, TX 75252

Attention: Corporate Secretary

Re:	Notice of Nomination of Directors and Proposed Business for the

2007 Annual Meeting of Shareholders of Intervoice, Inc.

Ladies and Gentlemen:

The undersigned, David W. Brandenburg (the “Proponent”), is a holder of record of 100 shares of common stock, no par value per share (the “Shares”), of Intervoice, Inc., a Texas corporation (the “Company”).

As a holder of record of the aforementioned Shares, the Proponent, and in his capacity both as a record and beneficial holder of such Shares, hereby provides notice to the Company that the Proponent intends to nominate David W. Brandenburg, Daniel D. Hammond, Stuart Barab, Wilson David “Bill” Fargo, Timothy W. Harris, Mark A. Weinzierl and Michael J. Willner (sometimes referred to herein as the “Nominees”) for election to the Company’s Board of Directors (the “Company Board”) at the 2007 Annual Meeting of Shareholders of the Company (including any adjournment, postponement, continuation or rescheduling thereof, the “Annual Meeting”). Please also be advised that the Proponent intends to solicit proxies with respect to the election of the Nominees.

It is the understanding of the Proponent that the shareholders of the Company will be asked to elect seven (7) directors at the Annual Meeting, each to serve for a one-year term ending on the date of the annual meeting of shareholders of the Company to be held in 2008. The Proponent reserves the right to nominate a substitute person for election as a director in the event that any Nominee is unable or unwilling to serve as a director or the Company makes or announces any change to the Bylaws of the Company (the “Bylaws”) or takes or announces any other actions that are designed to, or have the effect of, disqualifying any of the Nominees.

The Proponent reserves the right (i) subject to any limitation resulting from an equitable and proper application of the Bylaws, to nominate additional nominees to fill a director’s position, (ii) to nominate additional nominees to fill any director positions created by the Company’s Board prior to or at the Annual Meeting, or (iii) to designate any such nominees as nominees with respect to any class or classes of directors to be elected at the Annual Meeting.

The Proponent also hereby provides notice to the Company that he also intends to propose for shareholder approval at the Annual Meeting, resolutions effecting the proposals listed on Exhibit A to this letter (collectively, the “Proposals”).

The Proponent’s interest in the election of the Nominees and the approval by shareholders of the Proposals is derived from his beneficial ownership of an aggregate of 1,429,162 Shares, including 100 Shares held of record, as noted above.

In connection with his solicitation of proxies from the Company’s shareholders for the election of the Nominees and the approval of the Proposals, the Proponent intends to prepare and deliver his own proxy materials, in accordance with applicable law, to all holders of record of Shares entitled to vote at the Annual Meeting.

This letter also constitutes notice under Rule 14a-4(c)(2)(i) that the Proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to approve the Proposals.

The information included in this notice reflects the best knowledge of the Proponent as of the date hereof. The Proponent reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Proponent shall not be obligated to update any information that may change from and after the date hereof. The Proponent reserves the right to give further notice of his intention to present additional business or further notice of additional nominations, in each case, to be conducted or made at the Annual Meeting or other meeting of the Company’s shareholders or to revise the nominations described herein.

Any claim that this notice is in any way defective or deficient, and all further correspondence on this matter, should be addressed to Barry H. Genkin, Esq., at Blank Rome LLP, via mail at One Logan Square, Philadelphia, Pennsylvania 19103-6998, by telephone at (215) 569-5514, by facsimile at (215) 832-5514 or by e-mail at Genkin@blankrome.com, so that there is adequate opportunity to address such claim in a timely fashion. The giving of this notice is not an admission that this notice is required by any provision in the Bylaws, the Texas Business Corporation Act or any other applicable governing document or provision of law. The Proponent reserves all rights to assert a claim for any damages or costs that he may sustain or incur, including attorneys’ fees, in the event of any dispute concerning the validity of this notice.

IN WITNESS WHEREOF, the Proponent has caused this Notice of Nominations and Proposed Business to be duly executed as of the date first written above.

/s/ David W. Brandenburg
David W. Brandenburg

Exhibit A

PROPOSALS BEING MADE BY DAVID W. BRANDENBURG FOR CONSIDERATION AT

THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF

INTERVOICE, INC.

Proposal 1:

To elect the following slate of director nominees: David W. Brandenburg, Daniel D. Hammond, Stuart Barab, Wilson David “Bill” Fargo, Timothy W. Harris, Michael J. Willner and Mark A. Weinzierl, each to serve for a one-year term until Intervoice’s 2008 annual meeting of shareholders and until his successor shall have been elected and qualified.

Proposal 2:

To amend Section 3.02 of the Bylaws to set the size of the board at seven (7) directors and eliminate the ability of the Board of Directors of Intervoice to increase its size without the unanimous consent of all members of such Board of Directors: RESOLVED, that Section 3.02 of the Bylaws is amended, by replacing the first sentence in its entirety with the following sentence and by striking the second sentence: “The number of directors that shall constitute the whole board of directors shall be seven (7) directors.”

Proposal 3:

To amend Article IX of the Bylaws to require the unanimous vote of all directors in order to further amend section 3.02 of the Bylaws, which fixes the number of directors constituting the Board of Directors of Intervoice: RESOLVED, that Article IX of the Bylaws is amended, by adding the following at the end of such section: “Notwithstanding the foregoing, any alteration, amendment or repeal of Section 3.02 of these bylaws by the Board of Directors shall be effective only upon unanimous approval of the Board of Directors.”

Proposal 4:

To repeal each provision of the Bylaws and any and all amendments to the Bylaws (whether effected by supplement to, deletion from or revision of the Bylaws) since July 21, 2004 (the last date of reported changes) and before the effectiveness of the foregoing Proposals and the seating of the Nominees on the Board, other than those provisions which were duly adopted by the shareholders of Intervoice and those provisions which under Texas law cannot be repealed by the shareholders of Intervoice, and to provide that, without the affirmative vote of the holders of a majority of the stock of Intervoice having voting power, the Intervoice Board of Directors may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or adopt any provision having a similar effect as the repealed provision.

IMPORTANT INFORMATION

David W. Brandenburg intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with Intervoice’s 2007 annual meeting of shareholders. Shareholders are advised to read the proxy statement and other documents related to the solicitation of proxies from shareholders of Intervoice for use at the 2007 annual meeting when they become available because they will contain important information, including information relating to the participants in such proxy solicitation. When completed, a definitive proxy statement and a form of proxy will be mailed to Intervoice’s shareholders and will be available, along with other relevant documents, at no charge, at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Innisfree M&A Incorporated by telephone at (888) 750-5834. Information relating to the participants in such proxy solicitation is and will be contained in the proxy statement when it is filed by David W. Brandenburg.